UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report: August 21, 2017

(Date of earliest event reported)

(Exact name of registrant as specified in its charter)

Delaware	001-35049	84-0592823
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

1400 Woodloch Forest Drive, Suite 300

The Woodlands, Texas 77380

(Address of principal executive offices) (Zip Code)

(281) 298-4246

(Registrant’s telephone number, including area code)

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

Item 1.01 Entry into a Material Definitive Agreement.

In connection with the hiring of Mark Lumpkin, Jr. by Earthstone Energy, Inc., a Delaware corporation (the “Company”), discussed below in Item 5.02, on August 21, 2017, the Company entered into an indemnification agreement with Mr. Lumpkin (the “Indemnification Agreement”) pursuant to which the Company will agree to indemnify Mr. Lumpkin in connection with claims brought against him in his capacity as an officer of the Company. The Indemnification Agreement also provides, among other things, certain expense advancement rights in legal proceedings so long as Mr. Lumpkin undertakes to repay the advancement if it is later determined that he is not entitled to be indemnified.

The preceding is a summary of the material provisions of the Indemnification Agreement and is qualified in its entirety by reference to the complete text of the form of Indemnification Agreement included as Exhibit 10.1 to this Current Report on Form 8-K and incorporated by reference herein.

Item 5.02 Departure of Directors or Principal Officers; Election of Directors; Appointment of Principal Officers; Compensatory Arrangements of Certain Officers.

On August 21, 2017, the board of directors of the Company appointed Mr. Mark Lumpkin, Jr., age 43, as the Company’s Executive Vice President and Chief Financial Officer, effective August 21, 2017. Since August 2011, Mr. Lumpkin has been employed by RBC Capital Markets, most recently as a Managing Director from December 2014 to August 2017, as Director from August 2011 to December 2014. In connection with his employment by the Company, Mr. Lumpkin will be paid a salary of $280,000 per year and participate in Company employee benefits on terms similar to other executive officers, including eligibility for annual bonuses and equity incentives.

In addition, with Mr. Lumpkin’s appointment, he will receive a restricted stock unit award of 40,000 restricted stock units (“RSUs”) which will vest as to one-third of the RSUs on January 1, 2018 and the remaining two-thirds of the RSUs will vest in 12 equal monthly installments beginning on January 31, 2018 pursuant to the Company’s 2014 Long-Term Incentive Plan (the “Plan”) and an RSU award agreement (the “RSU Agreement”). Each RSU will represent the contingent right to receive one share of Class A common stock of the Company.  The preceding summary of the material provisions of the restricted stock unit award is qualified in its entirety by reference to the form of RSA Agreement filed as Exhibit 10.2 to this Current Report on Form 8-K and is incorporated by reference herein.

There have been no transactions with the Company, and there are currently no proposed transactions with the Company, in which the amount involved exceeds $120,000 and in which Mr. Lumpkin had or will have a direct or indirect material interest within the meaning of Item 404(a) of Regulation S-K.  No arrangement or understanding exists between Mr. Lumpkin and any other person pursuant to which Mr. Lumpkin was selected as an officer of the Company.

Item 9.01 Financial Statements and Exhibits.

(d) Exhibits.

The following exhibits are furnished with this Current Report on Form 8-K:

Exhibit No.	Description
10.1	Form of Indemnification Agreement (incorporated by reference to Exhibit 10.5 to the Registrant’s Current Report on Form 8-K filed with the Commission on December 29, 2014).
10.2	Form of Restricted Stock Unit Agreement (incorporated by reference to Exhibit 10.1 to the Registrant’s Current Report on Form 8-K filed with the Commission on June 2, 2016).

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

EARTHSTONE ENERGY, INC.

Date: August 22, 2017	By:	/s/ Tony Oviedo
Tony Oviedo
Executive Vice President - Accounting and Administration

EXHIBIT INDEX

Exhibit No.	Description
10.1	Form of Indemnification Agreement (incorporated by reference to Exhibit 10.5 to the Registrant’s Current Report on Form 8-K filed with the Commission on December 29, 2014).
10.2	Form of Restricted Stock Unit Agreement (incorporated by reference to Exhibit 10.1 to the Registrant’s Current Report on Form 8-K filed with the Commission on June 2, 2016).